UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2016

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2016, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter and fiscal year ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 22, 2016

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Fourth Quarter 2015 Operating Earnings(1) of $26.4 Million or $0.34 Per Diluted Common Share and Net Income Attributable to Common Shareholders of $24.7 Million or $0.32 Per Diluted Common Share

Highlights for the quarter ended December 31, 2015

•	Net operating earnings(1) of $26.4 million, or $0.34 per diluted common share compared with net operating earnings of $34.6 million, or $0.44 per diluted common share in the fourth quarter of 2014;

•	Annualized operating return on common equity(1) of 11.8% compared to 15.1% in the fourth quarter of 2014;

•
Net income attributable to Maiden common shareholders of $24.7 million or $0.32 per diluted common share compared with net income of $27.5 million, or $0.36 per diluted common share in the fourth quarter of 2014;

•	Gross premiums written decreased 12.7% to $525.9 million compared to the fourth quarter of 2014;

•	Net premiums written decreased 18.9% to $488.4 million compared to the fourth quarter of 2014;

•	Written and earned premiums were lower by $65.4 million and $23.9 million, respectively, as a result of a mutually agreed commutation with AmTrust;

•	Combined ratio(11) of 99.9% compared to 98.6% in the fourth quarter of 2014;

•	Net investment income was $34.8 million, an increase of 9.7% compared to the fourth quarter of 2014; and

•	In November, Maiden completed a public offering of $165 million of its 7.125% Non-Cumulative Series C Preference Shares.

Highlights for the year ended December 31, 2015

•
Net operating earnings(1) of $107.2 million, or $1.39 per diluted common share compared with net operating earnings of $117.7 million, or $1.53 per diluted common share in the year ended December 31, 2014;

•	Annualized operating return on common equity(1) of 12.0% compared to 13.6% in the year ended December 31, 2014;

•
Net income attributable to Maiden common shareholders of $100.1 million or $1.31 per diluted common share compared with $77.1 million, or $1.04 per diluted common share in the year ended December 31, 2014;

•	Gross premiums written increased 6.2% to $2.7 billion compared to the year ended December 31, 2014;

•	Net premiums written increased 2.3% to $2.5 billion compared to the twelve months ended December 31, 2014;

•	Combined ratio(11) of 99.3% compared to 98.0% in the year ended December 31, 2014;

•	Net investment income was $131.1 million, an increase of 11.8% compared to the twelve months ended December 31, 2014; and

•	Book value per common share(4) of $11.77 at December 31, 2015 decreased 7.2% versus December 31, 2014.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported fourth quarter 2015 net operating earnings(1) of $26.4 million compared with $34.6 million in the fourth quarter of 2014. Net income attributable to Maiden common shareholders in the fourth quarter of 2015 was $24.7 million compared to net income attributable to Maiden common shareholders of $27.5 million in the fourth quarter of 2014.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden generated an operating return on common equity of 11.8% and 12.0% in the fourth quarter and full year 2015, respectively. We believe that 2015 further validates the strength of our unique low volatility strategy as we absorbed adverse commercial auto results in our Diversified Reinsurance segment but continued to generate overall profitable underwriting results along with relatively strong operating returns and income. While we experienced revenue headwinds in our Diversified Reinsurance segment, we have set the stage for profitable expansion of this business in 2016 and beyond with our Solvency II capital solutions business in Europe, our growing customer base in the U.S., and the expansion of our IIS OEM branded insurance business. Significantly, AmTrust continues to perform well, with continued growth and profitable underwriting. We remain focused on disciplined underwriting while leveraging our unique competitive advantages.”

Results for the quarter ended December 31, 2015
Maiden reported fourth quarter 2015 net operating earnings(1) of $26.4 million, or $0.34 per diluted common share compared with $34.6 million, or $0.44 per diluted common share in the fourth quarter of 2014. Net income attributable to common shareholders was $24.7 million or $0.32 per diluted common share compared with $27.5 million or $0.36 per diluted common share in the fourth quarter of 2014.

In the fourth quarter of 2015, gross premiums written decreased 12.7% to $525.9 million from $602.1 million in the fourth quarter of 2014. The Diversified Reinsurance segment’s gross premiums written totaled $145.6 million, a decrease of 13.7% versus the fourth quarter of 2014. Within the Diversified Reinsurance segment, premiums continued to be impacted by the loss of a large U.S. client that was acquired in early 2015. In the AmTrust Reinsurance segment gross premiums written fell by 12.3% to $380.3 million compared to the fourth quarter of 2014. Consistent with Maiden’s philosophy of supporting those lines of business within its underwriting focus and capabilities, a mutual agreement was reached effective on December 31, 2015 to commute the related outstanding liabilities associated with certain classes and lines of business which were ceded over the normal course and to exclude these transactions prospectively. This commutation resulted in a modest reduction of the AmTrust Reinsurance segment written and earned premiums for the fourth quarter and year ended December 31, 2015. Without the commutation, premiums ceded from AmTrust would have grown 3% in the quarter ended December 31, 2015, as compared to the same period in 2014. Overall, absent the one-time adjustment, Maiden’s fourth quarter decline in gross written premiums would have been 1.8%.

Net premiums written totaled $488.4 million in the fourth quarter of 2015, a decrease of 18.9% compared to the fourth quarter of 2014.  The net written premium change is affected by the initial purchase of a corporate retrocessional contract in 2015 and the effect of the fourth quarter commutation.

Net premiums earned of $583.8 million decreased 4.0% compared to the fourth quarter of 2014.  In the Diversified Reinsurance segment, net premiums earned decreased 20.4% to $174.2 million compared to the fourth quarter of 2014. The AmTrust Reinsurance segment net earned premiums were up 5.2% to $409.6 million compared to the fourth quarter of 2014.

Net loss and loss adjustment expenses of $397.1 million were up 0.3% compared to the fourth quarter of 2014 reflecting a continued higher loss ratio in the Diversified Reinsurance segment and a slightly higher loss ratio in the AmTrust segment.

The loss ratio(7) of 67.8% was higher than the 64.8% reported in the fourth quarter of 2014.

Commission and other acquisition expenses, including general and administrative expenses, decreased 8.8% to $188.4 million in the fourth quarter of 2015, compared to the same quarter a year ago. The total expense ratio(10) decreased to 32.1% for the fourth quarter of 2015 compared with 33.8% in the same quarter last year, reflecting variations in business mix from one period to another. General and administrative expenses for the fourth quarter of 2015 totaled $15.9 million compared with $17.0 million in the fourth quarter of 2014. The general and administrative expense ratio(9) was 2.7% in the fourth quarter of 2015 compared to 2.8% in the fourth quarter of 2014.

The combined ratio(11) for the fourth quarter of 2015 totaled 99.9% compared with 98.6% in the fourth quarter of 2014. The Diversified Reinsurance segment combined ratio was 103.9% in the fourth quarter of 2015, up from 99.2% in the fourth quarter of 2014. The Diversified Reinsurance segment combined ratio primarily reflects a higher booking ratio in Maiden’s U.S. underwriting portfolio and a significantly lower level of commercial auto adverse loss reserve development than in prior quarters. The AmTrust Reinsurance segment reported a combined ratio of 95.8% in the fourth quarter of 2015 compared to 94.9% in the fourth quarter of 2014.

Net investment income of $34.8 million in the fourth quarter of 2015 increased 9.7% compared to the fourth quarter of 2014. As of December 31, 2015, the average yield on the fixed income portfolio (excluding cash) is 3.46% with an average duration of 5.06 years. Cash and cash equivalents were $332.5 million at December 31, 2015 or $60.0 million lower than at year-end 2014.

Total assets increased 10.6% to $5.7 billion at December 31, 2015 compared to $5.2 billion at year-end 2014.   Shareholders' equity was $1.3 billion, up 8.6% compared to December 31, 2014. Book value per common share was $11.77 at December 31, 2015 or 7.2% lower than at December 31, 2014.

During the fourth quarter of 2015, the Board of Directors declared dividends of $0.14 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the year ended December 31, 2015
Net operating earnings(1) for the year ended December 31, 2015 were $107.2 million, or $1.39 per diluted common share compared with $117.7 million, or $1.53 per diluted common share in the year ended December 31, 2014. Net income attributable to Maiden common shareholders was $100.1 million compared to net income attributable to Maiden common shareholders of $77.1 million in the year ended December 31, 2014. In the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the TRUPs.

In the year ended December 31, 2015, gross premiums written totaled $2.7 billion, an increase of 6.2% compared to the year ended December 31, 2014.  Gross premiums written in the Diversified Reinsurance segment totaled $776.9 million, a decrease of 13.5% versus the year ended December 31, 2014. In the AmTrust Quota Share Reinsurance segment, gross premiums written increased by 17.1% to $1.9 billion compared to the year ended December 31, 2014. Absent the fourth quarter commutation, 2015 gross premiums written for the AmTrust Reinsurance segment increased by 21.2% compared to the year ended December 31, 2014 and Maiden gross written premiums grew by 8.8%.

In the year ended December 31, 2015, net premiums written totaled $2.5 billion, an increase of 2.3% compared to the year ended December 31, 2014. Net premiums in 2015 are also affected by the retrocessional program which became effective January 1, 2015.

Net premiums earned of $2.4 billion increased 7.9% compared to the year ended December 31, 2014.  Net premiums earned decreased 12.8% in the Diversified Reinsurance segment to $744.9 million compared to the year ended December 31, 2014. The AmTrust Quota Share Reinsurance segment net premiums earned were up 22.2% to $1.7 billion compared to the year ended December 31, 2014.

The loss ratio(7) of 66.9% was higher than the 66.1% reported for the year ended December 31, 2014.

Commission and other acquisition expenses, including general and administrative expenses, increased 9.3% to $789.1 million in the year ended December 31, 2015 versus the comparable period a year ago, while the total expense ratio(10) rose to 32.4% for the year ended December 31, 2015 compared with 31.9% in the same period last year. The increase in loss ratios and commission and other acquisition ratios resulted from a higher proportion of quota share business in 2015 compared to 2014. General and administrative expenses for the year ended December 31, 2015 totaled $64.9 million compared with $62.6 million in the year ended December 31, 2014. The general and administrative expense ratio(9) decreased to 2.7% in the year ended December 31, 2015 versus 2.8% in 2014.

The combined ratio(11) for the year ended December 31, 2015 totaled 99.3% compared with 98.0% in the year ended December 31, 2014. The Diversified Reinsurance segment had a combined ratio of 103.3% in the year ended December 31, 2015 compared to 98.3% in the year ended December 31, 2014, largely driven by adverse development in commercial auto reserves. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 95.3% in the year ended December 31, 2015 compared to 95.4% in 2014.

Net investment income of $131.1 million in the year ended December 31, 2015 increased 11.8% compared to 2014.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10)(11) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 43708332
Webcast: http://www.maiden.bm/news_events

A replay of the conference call will be available beginning at 11:30 a.m. ET on February 23, 2016 through midnight on March 1, 2016. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 43708332; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2015, Maiden had $5.7 billion in assets and shareholders' equity of $1.3 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	December 31, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2015: $3,562,864; 2014: $3,379,864)	$3,508,088	$3,456,904
Fixed maturities, held-to-maturity, at amortized cost (fair value 2015: $598,975; 2014: $0)	607,843	—
Other investments, at fair value (cost 2015: $10,816; 2014: $10,862)	11,812	12,571
Total investments	4,127,743	3,469,475
Cash and cash equivalents	89,641	108,119
Restricted cash and cash equivalents	242,859	284,381
Accrued investment income	32,288	27,524
Reinsurance balances receivable, net	377,318	512,996
Reinsurance recoverable on unpaid losses	71,248	75,873
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	397,548	372,487
Goodwill and intangible assets, net	81,920	87,336
Other assets	125,105	57,926
Total assets	$5,713,645	$5,164,092
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,510,101	$2,271,292
Unearned premiums	1,354,572	1,207,757
Accrued expenses and other liabilities	139,873	83,877
Senior notes	360,000	360,000
Total liabilities	4,364,546	3,922,926
Commitments and Contingencies
EQUITY
Preference shares	480,000	315,000
Common shares	747	739
Additional paid-in capital	579,178	578,445
Accumulated other comprehensive income	(23,767)	95,293
Retained earnings	316,184	255,084
Treasury shares, at cost	(4,521)	(3,867)
Total Maiden shareholders’ equity	1,347,821	1,240,694
Noncontrolling interest in subsidiaries	1,278	472
Total equity	1,349,099	1,241,166
Total liabilities and equity	$5,713,645	$5,164,092

Book value per common share(4)	$11.77	$12.69

Common shares outstanding	73,721,140	72,932,702

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Revenues:
Gross premiums written	$525,890	$602,101	$2,662,825	$2,507,352
Net premiums written	$488,362	$601,868	$2,514,116	$2,458,136
Change in unearned premiums	95,448	6,307	(85,047)	(206,393)
Net premiums earned	583,810	608,175	2,429,069	2,251,743
Other insurance revenue	2,104	2,983	11,512	13,410
Net investment income	34,832	31,746	131,092	117,215
Net realized gains on investment	171	188	2,498	1,163
Total other-than-temporary impairment losses	—	(1,175)	(1,060)	(2,364)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	—	(1,175)	(1,060)	(2,364)
Total revenues	620,917	641,917	2,573,111	2,381,167
Expenses:
Net loss and loss adjustment expenses	397,065	395,955	1,633,570	1,498,271
Commission and other acquisition expenses	172,519	189,585	724,197	659,315
General and administrative expenses	15,921	16,998	64,872	62,558
Total expenses	585,505	602,538	2,422,639	2,220,144
Income from operations(2)	35,412	39,379	150,472	161,023
Other expenses
Interest and amortization expenses	(7,267)	(7,267)	(29,063)	(29,959)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	(28,240)
Amortization of intangible assets	(710)	(819)	(2,840)	(3,277)
Foreign exchange and other gains	3,691	2,595	7,753	4,150
Total other expenses	(4,286)	(5,491)	(24,150)	(57,326)
Income before income taxes	31,126	33,888	126,322	103,697
Income tax expense	402	257	2,038	2,164
Net income	30,724	33,631	124,284	101,533
Add (less): loss (income) attributable to noncontrolling interest	76	(33)	192	(142)
Net income attributable to Maiden	30,800	33,598	124,476	101,391
Dividends on preference shares(6)	(6,084)	(6,084)	(24,337)	(24,337)
Net income attributable to Maiden common shareholders	$24,716	$27,514	$100,139	$77,054
Net operating earnings attributable to Maiden common shareholders(1)	$26,399	$34,627	$107,190	$117,702
Basic earnings per common share attributable to Maiden shareholders	$0.34	$0.38	$1.36	$1.06
Diluted earnings per common share attributable to Maiden shareholders	$0.32	$0.36	$1.31	$1.04
Basic operating earnings per common share attributable to Maiden shareholders	$0.36	$0.47	$1.46	$1.61
Diluted operating earnings per common share attributable to Maiden shareholders	$0.34	$0.44	$1.39	$1.53
Dividends declared per common share	$0.14	$0.13	$0.53	$0.46

Weighted average number of common shares - basic	73,699,754	72,915,980	73,478,544	72,843,782
Adjusted weighted average number of common shares and assumed conversions - diluted	85,815,793	84,982,895	85,638,235	84,836,051

Net loss and loss adjustment expense ratio(7)	67.8%	64.8%	66.9%	66.1%
Commission and other acquisition expense ratio(8)	29.4%	31.0%	29.7%	29.1%
General and administrative expense ratio(9)	2.7%	2.8%	2.7%	2.8%
Expense ratio(10)	32.1%	33.8%	32.4%	31.9%
Combined ratio(11)	99.9%	98.6%	99.3%	98.0%
Annualized return on common equity	11.1%	12.0%	11.2%	8.9%
Annualized operating return on common equity(1)	11.8%	15.1%	12.0%	13.6%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$24,716	$27,514	$100,139	$77,054
Add (subtract)
Net realized gains on investment	(171)	(188)	(2,498)	(1,163)
Net impairment losses recognized in earnings	—	1,175	1,060	2,364
Foreign exchange and other gains	(3,691)	(2,595)	(7,753)	(4,150)
Amortization of intangible assets	710	819	2,840	3,277
Divested excess and surplus ("E&S") business and NGHC run-off	4,545	7,612	12,241	10,427
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	—	—	492
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Non-cash deferred tax expense	290	290	1,161	1,161
Net operating earnings attributable to Maiden common shareholders(1)	$26,399	$34,627	$107,190	$117,702
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.36	$0.47	$1.46	$1.61
Diluted earnings per common share attributable to Maiden shareholders	$0.34	$0.44	$1.39	$1.53
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$30,800	$33,598	$124,476	$101,391
Add (subtract)
Foreign exchange and other gains	(3,691)	(2,595)	(7,753)	(4,150)
Amortization of intangible assets	710	819	2,840	3,277
Interest and amortization expenses	7,267	7,267	29,063	29,959
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28,240
Income tax expense	402	257	2,038	2,164
(Loss) income attributable to noncontrolling interest	(76)	33	(192)	142
Income from operations(2)	$35,412	$39,379	$150,472	$161,023

	December 31, 2015	December 31, 2014
Investable assets:
Total investments	$4,127,743	$3,469,475
Cash and cash equivalents	89,641	108,119
Restricted cash and cash equivalents	242,859	284,381
Loan to related party	167,975	167,975
Total investable assets(3)	$4,628,218	$4,029,950

	December 31, 2015	December 31, 2014
Capital:
Preference shares	$480,000	$315,000
Common shareholders' equity	867,821	925,694
Total Maiden shareholders' equity	1,347,821	1,240,694
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Total capital resources(5)	$1,707,821	$1,600,694

(1) Net operating earnings and operating return on average common equity are non-GAAP financial measures. Net operating earnings is defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies. Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating earnings available to common shareholders divided by average Maiden common shareholders' equity.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 and $12,376 paid to Preference Shares - Series A and $2,990 and $11,961 paid to Preference Shares - Series B, during the three and twelve months ended December 31, 2015 and 2014, respectively.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended December 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$145,558	$380,332	$—	$525,890
Net premiums written	$132,088	$356,274	$—	$488,362
Net premiums earned	$174,181	$409,628	$1	$583,810
Other insurance revenue	2,104	—	—	2,104
Net loss and loss adjustment expenses	(129,450)	(263,056)	(4,559)	(397,065)
Commission and other acquisition expenses	(43,960)	(128,572)	13	(172,519)
General and administrative expenses	(9,813)	(686)	—	(10,499)
Underwriting (loss) income	$(6,938)	$17,314	$(4,545)	$5,831
Reconciliation to net income
Net investment income and realized gains on investment				35,003
Interest and amortization expenses				(7,267)
Amortization of intangible assets				(710)
Foreign exchange and other gains				3,691
Other general and administrative expenses				(5,422)
Income tax expense				(402)
Net income				$30,724

Net loss and loss adjustment expense ratio(7)	73.4%	64.2%		67.8%
Commission and other acquisition expense ratio(8)	24.9%	31.4%		29.4%
General and administrative expense ratio(9)	5.6%	0.2%		2.7%
Combined ratio(11)	103.9%	95.8%		99.9%

For the Three Months Ended December 31, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$168,594	$433,528	$(21)	$602,101
Net premiums written	$168,359	$433,528	$(19)	$601,868
Net premiums earned	$218,775	$389,414	$(14)	$608,175
Other insurance revenue	2,983	—	—	2,983
Net loss and loss adjustment expenses	(140,442)	(248,144)	(7,369)	(395,955)
Commission and other acquisition expenses	(68,861)	(120,672)	(52)	(189,585)
General and administrative expenses	(10,754)	(686)	(177)	(11,617)
Underwriting income (loss)	$1,701	$19,912	$(7,612)	$14,001
Reconciliation to net income
Net investment income and realized gains on investment				31,934
Net impairment losses recognized in earnings				(1,175)
Interest and amortization expenses				(7,267)
Amortization of intangible assets				(819)
Foreign exchange and other gains				2,595
Other general and administrative expenses				(5,381)
Income tax expense				(257)
Net income				$33,631

Net loss and loss adjustment expense ratio(7)	63.3%	63.7%		64.8%
Commission and other acquisition expense ratio(8)	31.1%	31.0%		31.0%
General and administrative expense ratio(9)	4.8%	0.2%		2.8%
Combined ratio(11)	99.2%	94.9%		98.6%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Year Ended December 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$776,852	$1,885,974	$(1)	$2,662,825
Net premiums written	$734,781	$1,779,334	$1	$2,514,116
Net premiums earned	$744,875	$1,684,191	$3	$2,429,069
Other insurance revenue	11,512	—	—	11,512
Net loss and loss adjustment expenses	(547,296)	(1,074,072)	(12,202)	(1,633,570)
Commission and other acquisition expenses	(196,292)	(527,863)	(42)	(724,197)
General and administrative expenses	(37,550)	(2,947)	—	(40,497)
Underwriting (loss) income	$(24,751)	$79,309	$(12,241)	$42,317
Reconciliation to net income
Net investment income and realized gains on investment				133,590
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(29,063)
Amortization of intangible assets				(2,840)
Foreign exchange and other gains				7,753
Other general and administrative expenses				(24,375)
Income tax expense				(2,038)
Net income				$124,284

Net loss and loss adjustment expense ratio(7)	72.3%	63.8%		66.9%
Commission and other acquisition expense ratio(8)	26.0%	31.3%		29.7%
General and administrative expense ratio(9)	5.0%	0.2%		2.7%
Combined ratio(11)	103.3%	95.3%		99.3%

For the Year Ended December 31, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$897,748	$1,610,485	$(881)	$2,507,352
Net premiums written	$850,049	$1,610,485	$(2,398)	$2,458,136
Net premiums earned	$854,026	$1,378,327	$19,390	$2,251,743
Other insurance revenue	13,410	—	—	13,410
Net loss and loss adjustment expenses	(579,771)	(893,502)	(24,998)	(1,498,271)
Commission and other acquisition expenses	(233,711)	(418,908)	(6,696)	(659,315)
General and administrative expenses	(38,858)	(2,533)	(757)	(42,148)
Underwriting income (loss)	$15,096	$63,384	$(13,061)	$65,419
Reconciliation to net income
Net investment income and realized gains on investment				118,378
Net impairment losses recognized in earnings				(2,364)
Interest and amortization expenses				(29,959)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Amortization of intangible assets				(3,277)
Foreign exchange and other gains				4,150
Other general and administrative expenses				(20,410)
Income tax expense				(2,164)
Net income				$101,533

Net loss and loss adjustment expense ratio(7)	66.8%	64.8%		66.1%
Commission and other acquisition expense ratio(8)	26.9%	30.4%		29.1%
General and administrative expense ratio(9)	4.6%	0.2%		2.8%
Combined ratio(11)	98.3%	95.4%		98.0%

(7) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.